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                                                                     Exhibit 5.1

November 16, 2004

Biopure Corporation
11 Hurley Street
Cambridge, MA  02141

      Re: Biopure Corporation ("Registrant"), Registration Statement on Form S-3

Ladies and Gentlemen:

            This opinion is being rendered in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (a) shares of common stock, $.01 par value per share, of the Registrant (the "Common Stock"),
(b) shares of preferred stock, $.01 par value per share, of the Registrant (the "Preferred Stock"), and (c) warrants to purchase shares of common stock of the Registrant (the "Warrants" and, collectively with the Common Stock and the Preferred Stock, the "Securities"), which will be issued pursuant to a warrant agreement (the "Warrant Agreement") to be entered into by the Registrant and a warrant agent (the "Warrant Agent"), having an aggregate offering price of up to $50,000,000, pursuant to a Registration Statement on Form S-3 (as amended, the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on April 16, 2004, File No. 333-114559.

            In my capacity as General Counsel to the Registrant, I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

            In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. I have also assumed that any requisite approval of the stockholders increasing the authorized shares of Common Stock or Preferred Stock, as the case may be, will have been obtained and an amendment to the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") filed with the Secretary of State of Delaware.

            I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            1. With respect to any offering of Common Stock by the Registrant pursuant to the Registration Statement (the "Offered Common Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock (including shares which may be issued upon conversion of convertible securities or exercise of Warrants) at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Registrant or appropriate book entries have been made in the

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stock records of the Registrant, and (e) the shares of Offered Common Stock have been duly and properly sold and delivered as contemplated in the Registration Statement (including in conformity with the Registrant's Restated Certificate of Incorporation and By-laws), any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, and, if applicable, in accordance with the terms of any convertible security or Warrant, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

            2. With respect to any offering of Preferred Stock by the Registrant pursuant to the Registration Statement (the "Offered Preferred Stock") when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Preferred Stock and the form, terms and delivery of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, and an appropriate certificate of designation concerning the rights, terms and preferences of the Offered Preferred Stock has been filed with the Secretary of State of Delaware, (c) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (d) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Registrant, and (e) the shares of Offered Preferred Stock have been duly and properly sold and delivered as contemplated in the Registration Statement (including in conformity with the Registrant's Certificate of Incorporation and By-laws), any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

            3. With respect to any offering of Warrants by the Registrant pursuant to the Registration Statement (the "Offered Warrants"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Warrants and the form, terms, execution and delivery of the Offered Warrants, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Registrant and the other parties thereto, (d) the Registrant and a Warrant Agent execute and deliver a Warrant Agreement and the specific terms of a particular Offered Warrant have been duly authorized by the board of directors and established in accordance with such Warrant Agreement, and (e) the Warrant certificates have been duly and properly sold and delivered against payment as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and the Warrant Agreement, when countersigned, issued and delivered in accordance with such Warrant Agreement, the Offered Warrants will constitute the valid and binding obligation of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

            I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters".

                                    Very truly yours,

                                    /s/ Jane Kober

                                    Jane Kober